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                                                                      Exhibit 21


             Subsidiaries of Vornado Operating Company



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
AmeriCold Logistics II, LLC                             Delaware
AmeriCold Logistics, LLC                                Delaware
Americold Services Corporation                          Delaware
Americold/Offult, L.L.C.                                Oregon
AMLOGCANADA, Inc.                                       Canada
Carmar Industries, L.L.C.                               Missouri
Distribution Development, L.L.C.                        Delaware
Inland Quarries, L.L.C.                                 Delaware
KC Underground, L.L.C.                                  Delaware
VC Carthage, L.L.C.                                     Delaware
VC Logistics, L.L.C.                                    Delaware
VC Omaha Texas, L.L.C.                                  Delaware
VC Superior, L.L.C.                                     Delaware
VC Texas, L.P.                                          Delaware
Vornado Crescent Logistics Operating Partnership        Delaware
Vornado Operating L.P.                                  Delaware
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